                         ARMOUR PHARMACEUTICAL COMPANY       Exhibit  10e
                                PENSION PROGRAM
                              AMENDED AND RESTATED
                           EFFECTIVE JANUARY 1, 1989

                          ARMOUR PHARMACEUTICAL COMPANY
                                PENSION PROGRAM
                             AMENDED AND RESTATED
                           EFFECTIVE JANUARY 1, 1989

                               TABLE OF CONTENTS
                               -----------------


Article                                               Page
- -------                                               ----

I.       Definitions                                    1

II.      Transition and Eligibility to Participate     12

III.     Years of Service                              13

IV.      Eligibility for Benefits                      18

V.       Calculation of Benefits                       20

VI.      Vesting                                       37

VII.     Payment of Benefits                           38

VIII.    The Fund and Funding                          54

IX.      Administration                                57

X.       Amendment and Termination                     62

XI.      General Provisions                            66

         Schedule A                                    73

                         ARMOUR PHARMACEUTICAL COMPANY
                                PENSION PROGRAM


          WHEREAS, Armour and Company, on behalf of itself and its wholly owned subsidiaries, adopted the Armour Pension Plan Established 1952, effective August 1, 1952; and

          WHEREAS, the Armour Pension Plan Established 1952 was amended and restated, and renamed the Armour Pension Program Established 1952, effective January 1, 1976; and

          WHEREAS, Armour Pharmaceutical Company (the "Company"), a Delaware corporation, participated in the Armour Pension Program Established 1952; and

          WHEREAS, APC Pharmaceutical Company, a Delaware corporation which is a wholly owned subsidiary of Revlon, Inc., purchased all of the outstanding capital stock of the Company, effective November 10, 1977, pursuant to an agreement dated September 30, 1977 (the "Agreement"); and

          WHEREAS, the Company withdrew from the Armour     Pension Program
Established 1952 in accordance with the Agreement and adopted the Armour Pharmaceutical Company Pension Program (the "Program"), for its employees, as a continuation of the Armour Pension Program Established 1952; and

          WHEREAS, effective January 1, 1985, the Company amended and restated the Program to comply with the requirements of the Employee Retirement Income Security Act of 1974 and with the Internal Revenue Code of 1954, as amended; and

          WHEREAS, the Company desires at this time to amend and restate the Program to incorporate the amendments necessary to comply with the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Acts of 1986 and 1987, the Technical and Miscellaneous Revenue Act of 1988 and all subsequent applicable legislation. Except where a different effective date is provided herein, the terms of the Plan, as amended and restated, shall apply only to an Employee who terminates employment on or after January 1, 1989. The rights and benefits, if any, of other employees shall be determined in accordance with the provisions of the Plan as it existed prior to that date.

          NOW, THEREFORE, effective January 1, 1989, the Program is continued, amended and restated as hereinafter set forth:

                                   ARTICLE I
                                   ---------
                                  DEFINITIONS
                                  -----------

          Except where otherwise clearly indicated by context, the masculine shall include the feminine, the singular shall include the plural, and vice-versa.

          1.1  "Accrued Benefit" shall mean at any time the portion of the
                ---------------
Participant's monthly benefit earned to the date that the determination is made, calculated in accordance with Article V, based upon his Years of Credited Service, the Benefit Unit and the Program in effect as of that date.

          1.2  "Actuarial Equivalent" shall mean having or that which has equal
                --------------------
actuarial value based on the assumptions and factors described in Schedule A.

          1.3  "Actuary" shall mean the actuarial firm selected by the Committee
                -------
which has a member who meets all applicable governmental requirements for enrollment then in effect.

          1.4  "Affiliated Company" shall mean, with respect to the Company, (a)
                ------------------
any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company; (b) any member of an affiliated service group, as determined under Section 414(m) of the Code, of which the Company is a member; (c) any trade or business that is under common control with the Company, as determined under Section 414(c) of the Code; and

(d) any other entity which is required to be aggregated with the Company under
Section 414(o) of the Code.  When the term "Affiliated Company" is used in section 5.7, section 414(b) and (c) of the Code shall be deemed modified by application of the provisions of section 415(h) of the Code, which substitutes the phrase "more than 50 percent" for the phrase "at least 80 percent" in section 1563(a)(1) of the Code, which is then incorporated by reference in sections 414(b) and (c).

          1.5  "Annuity Starting Date" shall mean the date as of which the first
                ---------------------
benefit payment (whether a single sum or an annuity installment payment) is made (or the date such payment is due, if such payment is delayed) to the Participant (or to the Spouse if the Participant's death occurs prior to such date).

          1.6  "Alternate Payee" shall mean the person entitled to receive
                ---------------
payment of benefits under the Plan pursuant to a QDRO.

          1.7  "Benefit Unit" shall mean the dollar amount used to calculate the
                ------------
Participant's Accrued Benefit determined in accordance with Section 5.1.

          1.8  "Code" shall mean the Internal Revenue Code of 1986, as amended
                ----
and any regulations promulgated thereunder.

          1.9  "Committee" shall mean the persons who are designated by the
                ---------
board of directors of the Company to
supervise the administration of the Program, as hereinafter provided.

          1.10  "Company" shall mean Armour Pharmaceutical Company.
                 -------

          1.11  "Disability Retirement Date" shall mean the first day of the
                 --------------------------
calendar month coincident with or next following the day on which a Participant
(a) is determined by the Committee to have suffered a Total Disability, (b) ceases to be employed by the Company and all Affiliated Companies on account of such Total Disability and (c) has been credited with five (5) or more Years of Credited Service.

          1.12  "Early Retirement Date" shall mean the first day of the
                 ---------------------
calendar month coincident with or next following the day on which a Participant
(a) attains age 55, (b) is credited with five (5) Years of Credited Service and
(c) ceases to be employed by the Company and all Affiliated Companies on or after his attainment of such age and Years of Credited Service and before his Normal Retirement Date.

          1.13  "Effective Date" shall mean January 1, 1989, the effective date
                 --------------
of this amended and restated Program.

          1.14  "Employee" shall mean any employee of the Company who (a) is
                 --------
covered by a collective bargaining agreement between the Company and the International Chemical Workers Union, Local 498 and (b) is not eligible to participate in any other pension plan of the Company or an Affiliated Company. The term "Employee" shall include a leased employee within the meaning of Section 414(n) or 414(o) of the Code to whom Section 414(n)(5) of the Code does not apply.

          1.15   "ERISA" shall mean the Employee Retirement Income Security Act
                  -----
of 1974, as amended and any regulations promulgated thereunder.

          1.16  "415 Compensation" shall mean a Participant's remuneration
                 ----------------
including wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Company or an Affiliated Company to the extent that such amounts are includible in gross income, including but not limited to, commissions paid salesmen, compensation for services of the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, but excluding the following:

          (a) contributions to a deferred compensation plan which, without regard to Section 415 of the Code, are not includable in the Participant's gross income for the taxable year in which contributed;

          (b) contributions made on behalf of a Participant to a simplified employee pension described in section 408(k) of the Code;

          (c) distributions from a deferred compensation plan (regardless of whether such amounts are includible);

          (d) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

          (e) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

          (f) other amounts which receive special tax benefits, such as premiums for group term life insurance (to the extent excludable from gross income) or employer contributions towards the purchase of an annuity contract described in
Section 403(b) of the Code.

          1.17   "Fund" shall mean the fund established for this Program,
                  ----
administered under the Trust Agreement, out of which benefits payable under this Program shall be paid.

          1.18   "Hour of Service" shall mean an hour for which:
                  ---------------

          (a) an employee is directly or indirectly paid or entitled to payment by the Company or an Affiliated Company for the performance of employment duties;

          (b) back pay, irrespective of mitigation of damages, is ether awarded or agreed to;

          (c) an employee is directly or indirectly paid or entitled to payment by the Company or an Affiliated Company on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), jury duty, lay-off, leave of absence, or military duty;

          (d)  paid clothes-changing time;

          (e) guaranteed makeup hours paid, if any, as provided in any applicable collectively bargained agreement;

          (f) with respect to an employee who was absent from active employment by reason of total disability resulting from an injury or disease arising out of and in the course of his employment and compensable under any Workmen's Compensation or Occupational Disease Act applicable to him, for the period of such disability, the number of hours credited to individual members of the gang to which he was last regularly assigned;

          (g) with respect to any union representatives who are excused for intermittent absence of a day or part of a day, or are granted leaves of absence not to exceed thirty (30) days, to perform ordinary union business functions in connection with the local plant of the Company at which they are employed, the same number of hours as are actually credited to the gang to which they are regularly assigned;
(h) each hour that constitutes part of the employee's customary work week during any period of absence in the armed forces of the United States, provided that
(1) such absence is with the approval of the Employer or pursuant to a national conscription law, (2) the Employee receives an honorable discharge, and (3) the Employee returns to employment with the Company within 90 days after his release from active service or any longer period during which his right to reemployment is protected by law; or

          (i) eight (8) hours per day of qualifying sick leave (as defined below) with maximums thereon of forty (40) hours per week and thirty (30) days per calendar year. This thirty (30) days per calendar year limitation shall not apply for those employees who do not return to work but retire on a disability pension immediately following the termination of sick leave payments. For the purpose of this Section 1.19(h), qualifying sick leave is any continuous absence by reason of illness or accident of five (5) or more work days in duration determined without regard to whether or not the employee is eligible for paid sick leave, provided that such employee is ineligible therefor solely by reason of his inability to meet the length of service requirements thereunder, or because he has exhausted his right to paid sick leave benefits.

          There shall be excluded from the foregoing those periods during which payments are made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws. No more than 501 Hours of Service shall be credited under Section 1.19(c) on account of any single continuous period during which no duties are performed except to the extent otherwise provided in this Program. An Hour of Service shall not be credited where an employee is being reimbursed solely for medical or medically related expenses.

          No Hours of Service shall be credited twice. Hours of Service shall be credited in accordance with the rules set forth in Department of Labor Reg.
(S)2530.200b-2(b) and (c).

          Notwithstanding the foregoing, the Committee may, in accordance with uniform rules non-discriminatorily applied, elect to credit Hours of Service using one or more of the following equivalencies:

Basis Upon Which Records                           Credit Granted to Individual
      Maintained                                            For Period
- ------------------------                           ----------------------------
shift                                              actual hours for full shift
day                                                10 Hours of Service
week                                               45 Hours of Service
semi-monthly period                                95 Hours of Service
month                                              190 Hours of Service

          1.19  "Late Retirement Date" shall mean the first day of the calendar
                 --------------------
month coincident with or next following the day on which a Participant's employment with the Company and all Affiliated Companies has ceased after the Participant's Normal Retirement Date.

          1.20  "Normal Retirement Date" shall mean, for any Participant, the
                 ----------------------
first day of the calendar month coincident with or next following the later of
(a) the date on which he
attains age 65 or (b) the fifth anniversary of his commencement of participation in the Program.

          1.21  "Participant" shall mean an Employee entitled to participate in
                 -----------
this Program, a former Employee receiving benefits under the Program, a former Employee who has been transferred out of Employee status and who continues to be employed by the Company or an Affiliated Company and a former Employee whose employment with the Company and all Affiliated Companies has ceased with vested rights under the Program. An Employee who is such solely by reason of being a leased employee within the meaning of Section 414(n) or 414(o) of the Code shall not be a Participant.

          1.22  "Program" shall mean the Armour Pharmaceutical Company Pension
                 -------
Program, as set forth herein (including any Schedules) and as hereafter amended from time to time.

          1.23  "Plan Year" shall mean a twelve month period which shall
                 ---------
commence each January 1 and end on the next following December 31.

          1.24  "QDRO" shall mean a qualified domestic relations order within
                 ----
the meaning of section 206(d)(3)(B) of ERISA and section 414(p) of the Code.

          1.25  "Required Beginning Date" shall mean April 1 of the calendar
                 -----------------------
year following the later of (a) the calendar year in which the Participant attains age 70-1/2; or (b) in the case of a Participant who attained age 70-1/2 before

January 1, 1988, and who is not a 5% owner (within the meaning of section 416(i) of the Code) at any time during the 5-Plan-Year period ending in the calendar year in which the Participant attains age 70-1/2, the calendar year in which the Participant's Termination Date occurs. If a Participant described in clause (b) becomes a 5% owner at any time after such 5-Plan-Year period, his Required Distribution Date shall be April 1 of the calendar year following the calendar year in which the Plan Year in which he becomes a 5% owner ends.
Notwithstanding the foregoing, in the case of a Participant who attained age 70 1/2 on or after January 1, 1988, but before January 1, 1989 is not a 5% owner, and has not had a termination of employment before January 1, 1989, Required Beginning Date shall mean April 1, 1990.

          1.26  "Seniority" shall have the same meaning as that term has under
                 ---------
the collectively bargained agreement applicable to such Participant, or if there is no such agreement, his seniority, if any, as determined by the Company's employment practices at the plant or location at which such Participant works.

          1.27  "Social Security Retirement Age" shall mean (a) for any
                 ------------------------------
individual born before January 1, 1938, age 65, (b) for any individual born after December 31, 1937, but before January 1, 1955, age 66, or (c) for any individual born after December 31, 1954, age 67.

          1.28   "Spouse" shall mean the person to whom a Participant is married
                  ------
on the applicable date.

          1.29   "Termination Date" shall mean the date on which an Employee's
                  ----------------
employment with the Company or an Affiliated Company terminates for any reason.

          1.30   "Total Disability" shall mean, with respect to any Participant,
                  ----------------
a disability that renders him unable to perform the duties of any position to which his Seniority entitles him (the Participant must exercise any Seniority options available to him, provided he is physically able).

          1.31   "Trust Agreement" shall mean the agreement and declaration of
                  ---------------
trust executed under this Program.

          1.32   "Trustee" shall mean the corporate trustee or one or more
                  -------
individuals collectively appointed and acting under the Trust Agreement.

          1.33   "Years of Credited Service" shall mean the number of full and
                  -------------------------
partial calendar years counted with respect to determining an Employee's Accrued Benefit under the Program, as further described in Article III.

          1.34   "Years of Vesting Service" shall mean the number of calendar
                  ------------------------
years counted with respect to determining an Employee's vested status under the Program, as further described in Article III. Years of Service shall include all Plan Years during which an Employee is employed by an Affiliated Company after the entity becomes an Affiliated Company.

                                   ARTICLE II
                                   ----------
                   TRANSITION AND ELIGIBILITY TO PARTICIPATE
                   -----------------------------------------

          2.1  Rights Affected.  Except as provided to the contrary herein, the
               ---------------
provisions of this amended and restated Program shall apply only to Employees who complete an Hour of Service on or after January 1, 1989. The rights of any other individual shall be governed by the Program as in effect on his Termination Date, except to the extent expressly provided in any amendment adopted subsequently thereto.

          2.2  Eligibility to Participate.  Each person shall become a
               --------------------------
Participant as of the date on which he completes an Hour of Service as an Employee.

                                  ARTICLE III
                                  -----------
                               YEARS OF SERVICE
                               ----------------

          3.1  Years of Vesting Service.
               ------------------------
          (a) An Employee shall be credited with one (1) Year of Vesting Service for each calendar year prior to January 1, 1976 in which he is credited with six-tenths or more of a Year of Credited Service, or 1,000 Hours of Service. No Year of Vesting Service shall be credited in any calendar year in which the Employee was credited with less than six-tenths of a year of Credited Service and was credited with 999 or fewer Hours of Service.

          (b) An Employee shall be credited with one (1) Year of Vesting Service for each calendar year after December 31, 1975 during which he is credited with 1,000 or more Hours of Service. No Year of Vesting Service shall be credited in any calendar year in which the Employee was credited with 999 or fewer Hours of Service. For purposes of this Section 3.1(b), an Employee shall receive credit for his Hours of Service for his employment by the Company or an Affiliated Company as an employee not covered by the collective bargaining agreement providing for a participation in this Plan.

          3.2  Years of Credited Service.  A Participant's Years of Credited
               -------------------------
Service shall be equal to the sum of (a) and (b) below:

          (a) His Years of Credited Service, if any, on December 31, 1975 under the Program as in effect on such date.

          (b) One Year of Credited Service for each calendar year after December 31, 1975, in which the Participant has 1,700 or more Hours of Service. For purposes of this Section 3.2 and Section 3.3, a Participant shall accrue Years of Credited Service only while in an eligible classification with the Company to the earliest of (1) transfer to an ineligible classification with the Company, (2) transfer to an Affiliated Company which has not adopted this Program or (3) termination of employment with the Company and all Affiliated Companies for any other reason.

          3.3  Partial Years of Credited Service.  A Participant who has not
               ---------------------------------
accrued 1,700 or more Hours of Service in a calendar year shall be credited with a fraction of a Year of Credited Service, not to exceed 1.0, the numerator of which is the Hours of Service with which the Participant is credited for such calendar year, and the denominator of which is 1,700, rounded up to the nearest 1/10 of a year.

          3.4  Breaks in Service.
               -----------------
          (a) Any calendar year in which an Employee is not credited with more than 500 Hours of Service shall constitute a one-year break in service.

          (b) Notwithstanding the foregoing, if an Employee is absent by reason of pregnancy, childbirth or adoption, or for purposes of the care of such Employee's child immediately after birth or adoption, such Employee shall be credited solely for purposes of this Section with sufficient Hours of Service to avoid a break in service in the Plan Year in which the absence commences or, if the Employee already has more than 500 Hours of Service in such Plan Year, the immediately following Plan Year. Hours of Service during such absence shall be credited in an amount equal to the Hours of Service the Employee would have had but for such absence or, if such hours cannot be determined, at the rate of eight (8) hours per normal workday. In order to receive credit for Hours of Service under this Section, an Employee must provide to the Committee, in the form and manner prescribed by the Committee, information establishing (a) that the absence from work is for reasons set forth in this paragraph and (b) the number of days for which there was an absence. Nothing in this Section shall be construed as expanding or amending any maternity or paternity leave policy of the Company.

          (c) Notwithstanding the foregoing, if an Employee is absent for one or more of the following reasons, then, to the extent he is not otherwise credited with Hours of Service with respect to such absence, he shall be credited with an Hour of Service, solely for purposes of this definition, for each Hour of Service with which he would have been credited if he had continued to be actively employed during the period of absence:

              (1) a period of absence during which he has not terminated his Seniority;

              (2) a disability arising in and out of the course of employment by the Employer and compensable under any Workmen's Compensation Act or Occupational Disease Act;

              (3) a leave of absence granted to a member of a collective bargaining unit elected or appointed to a full-time position with a union associated with such collective bargaining unit; or

              (4) an approved sick leave.

          (d) The total number of hours to be treated as Hours of Service under this definition shall not exceed 501.

          3.5 Loss of Vesting Service.  An Employee's Years of Vesting Service
              -----------------------
shall be canceled if he incurs a Break in Service before his Normal or Early Retirement Date at a time when his vested percentage under Section 6.1 is zero or his Accrued Benefit is zero.

          3.6 Loss of Credited Service.  An Employee's Years of Credited
              ------------------------
Service shall be canceled if he receives or is deemed to receive a single-sum payment following his Termination Date pursuant to Section 7.9.

          3.7 Restoration of Service.
              ----------------------
          (a) The Years of Vesting Service and Years of Credited Service of an Employee whose Years of Vesting

Service and Years of Credited Service have been canceled pursuant to Section 3.5 and/or Section 3.6 shall be restored to his credit if he thereafter completes an Hour of Service at a time when the number of his consecutive Breaks in Service does not exceed the greater of (1) the number of Years of Vesting Service to his credit when the first such Break in Service occurred or (2) five (5). Notwithstanding the foregoing, the Years of Credited Service of a Participant described in Section 7.9(a) shall not be restored.

          (b) If a Participant who receives a single sum distribution under
Section 7.10(a), His Years of Credited Service canceled pursuant to Section 3.6 shall be restored upon his full repayment of the amount of such distribution, plus interest, compounded annually, from the date of distribution to the date of repayment at the rate described in Section 411(c)(2)(C)(iii)(I) of the Code; provided, however, that such repayment must be made before the earlier of (1) five (5) years after the date the Participant again becomes an Employee, or (2) the first date the Participant incurs five (5) consecutive Breaks in Service following the date of the single-sum distribution.

                                  ARTICLE IV
                                  ----------
                           ELIGIBILITY FOR BENEFITS
                           ------------------------

          4.1  Normal Retirement.  A Participant who has a Termination Date on
               -----------------
his Normal Retirement Date shall be eligible for normal retirement benefits. Such Participant's Annuity Starting Date shall be his Normal Retirement Date.

          4.2  Late Retirement.  If a Participant continues his employment with
               ---------------
the Company or an Affiliated Company beyond his Normal Retirement Date, he shall be eligible for benefits commencing on the earlier of his Late Retirement Date or his Required Beginning Date.

          4.3  Early Retirement.  A Participant shall be eligible for early
               ----------------
retirement benefits as of his Early Retirement Date.

          4.4  Disability Retirement.
               ---------------------

          (a) A Participant shall be eligible for disability retirement benefits as of his Disability Retirement Date.

          (b) Total Disability shall be determined by the Committee, which may consult with a medical examiner who shall have the right to make such physical examinations and other investigations as may be reasonably required to determine Total Disability. The Committee may direct that any former Employee receiving Total Disability benefits shall be reexamined without expense to him from time to time prior to his Normal Retirement Date, but not more than semi-annually, to determine if Total Disability continues to exist. Benefits hereunder shall terminate at any time that the former Employee ceases to be disabled under this Section. In the event that former Employee refuses to submit to medical examination, his pension will be discontinued until he submits to such examination.

          (c) In the event of the Participant's recovery from his Total Disability and subsequent reemployment, the Participant shall have his Years of Vesting Service and Years of Credited Service as of his Disability Retirement Date reinstated. Such Participant shall be entitled to receive for life his Normal Retirement Benefits pursuant to Section 5.1, commencing on his Normal Retirement Date without actuarial reduction on account of previous disability pension payments made to him while a Participant on Total Disability.

          4.5  Furnishing Data.  Each Employee and beneficiary shall furnish
               ---------------
such information as the Committee may consider necessary for the determination of the Employee's rights and benefits under the Program and shall otherwise cooperate fully with the Committee in the administration of the Program. Benefit commencement shall be deferred until all of such information is provided.

                                   ARTICLE V
                                   ---------
                            CALCULATION OF BENEFITS
                            -----------------------

          5.1  Normal Retirement.
               -----------------

          (a) A Participant who is eligible for normal retirement benefits shall receive a pension of Actuarial Equivalent value equal to a single life annuity at his Normal Retirement Date, payable monthly in an amount determined in accordance with the provisions of Section 5.1(b) hereof. The benefit shall be funded by the Company based on the Years of Credited Service accrued by the Participant while in its employ, but shall be paid by the Trustee in the form elected by the Participant in accordance with Article VII.

          (b) A Participant's normal retirement benefit shall be a monthly amount determined by multiplying the Participant's Years of Credited Service by the Participant's applicable Benefit Unit; provided, however, the normal retirement benefit of a Participant shall not be less than his benefit under the Armour Pension Plan Established 1952, attributable to participation in such plan prior to November 10, 1977 under a program supplement, other than Program Supplement No. 925-498. The Participant's Benefit Unit shall be determined in accordance with the following schedule:


                                         Monthly Benefit per
                                       Year of Credited Service
                                       ------------------------
                                       Payable in    Payable in
                                         Year of     Subsequent
Date of Termination                    Termination     Years
- -------------------                    -----------   ----------
09/01/76 - 12/31/76                    $ 8.50        $10.00
01/01/77 - 08/31/77                     10.00         10.00
09/01/77 - 12/31/77                     10.00         11.50
01/01/78 - 08/31/78                     11.50         11.50
09/01/78 - 12/31/78                     11.50         12.00
01/01/79 - 08/31/79                     12.00         12.00
09/01/79 - 12/31/79                     12.00         12.50
01/01/80 - 08/31/80                     12.50         12.50
09/01/80 - 12/31/80                     12.50         13.00
01/01/81 - 09/20/83                     13.00         13.00
09/21/83 - 12/31/84                     13.50         13.50
01/01/85 - 12/31/85                     14.00         14.00
01/01/86 - 12/31/86                     14.50         14.50
01/01/87 - 12/31/87                     15.00         15.00
01/01/88 - 12/31/88                     16.00         16.00
01/01/89 - 12/31/89                     17.00         17.00
01/01/90 - 12/31/90                     18.00         18.00
01/01/91 - 12/31/91                     21.00         21.00
01/01/92 - 12/31/92                     23.00         23.00
01/01/93 - 12/31/93                     25.00         25.00
01/01/94 - 12/31/94                     27.00         27.00

          5.2  Late Retirement.
               ---------------

          (a) A Participant who is eligible for benefits under Section 4.2 shall receive a pension of Actuarial Equivalent Value equal to a single life annuity, payable monthly in an amount determined in accordance with the provisions of Section 5.1 as of the earlier of his Late Retirement Date or his Required Beginning Date.

          (b) If a Participant's Required Beginning Date and, therefore, his Annuity Starting Date precedes his Late Retirement Date, the amount of the pension payable to the Participant shall be determined as of his Annuity Starting Date and shall be adjusted annually as of January 1 in each calendar year following his Annuity Starting Date, up to and including the January 1 next following his Late Retirement Date. Such annual adjustment shall include any increase (but not any decrease) in the Participant's Accrued Benefit, determined in accordance with Section 5.1, as a result of an increase in the Benefit Unit and/or additional Years of Credited Service since the Participant's Annuity Starting Date or the last such annual adjustment, whichever applies. In addition, such annual adjustment shall be reduced (but not below zero) by the Actuarial Equivalent of any benefits paid to the Participant since his Annuity Starting Date, to the extent not previously taken into account under this Section 5.2(b); provided, however, that the amount, if any, of the benefits paid to the Participant which exceeds the amount the Participant would have received if distribution had been made in the normal form of benefits described in Section 7.2 for such Participant shall be disregarded in determining the Actuarial Equivalent of such benefits for purposes of the reduction described in this sentence.

          (c) This Section shall apply only to a Participant credited with one or more Hours of Service as an Employee on or after January 1, 1988. The pension of any other Participant entitled to a pension under Section 4.2 shall be determined as if he had had a Termination Date on his Normal Retirement Date based on the Years of Credited Service to his credit as of his Normal Retirement Date and the Benefit Unit in effect as of his Normal Retirement Date.

          5.3  Early Retirement.
               ----------------

               (a) Basic Benefit.  Each Participant who retires on an Early
               -------------
Retirement Date shall be entitled to receive a monthly pension commencing as of his Normal Retirement Date in an amount equal to his Accrued Benefit (or its Actuarial Equivalent in a form set forth in Article VII), determined as of his Early Retirement Date.

               (b) Early Benefit Commencement.
                   --------------------------

                    (1) A Participant described in subsection (a) may elect in writing, no earlier than 90 days prior to his Benefit Payment Date and in no event earlier than the date he receives the explanation described in Section 7.5, to receive, in lieu of the benefit starting as of his Normal Retirement Date, a benefit determined as described in paragraph (2) hereof (or its Actuarial Equivalent in a form set forth in Article VII) starting as of the first day of any month next following his Early Retirement Date and prior to his Normal Retirement Date.

                    (2) The benefit payable to the Participant pursuant to paragraph (1) hereof shall be a pension of Actuarial Equivalent value equal to a single life annuity, payable monthly in an amount equal to his Accrued Benefit as of his Early Retirement Date, reduced 1/2 of 1% for each full calendar month by which his Annuity Starting

Date precedes the first day of the month coincident or next following the date on which the Participant attains age 60.

          5.4  Disability Retirement.
               ---------------------

          (a) A Participant who is eligible for benefits under Section 4.4 shall receive a pension of Actuarial Equivalent value equal to a single life annuity, payable monthly in an amount equal to his Accrued Benefit as of his Disability Retirement Date. Such benefit shall commence as of the Participant's Disability Retirement Date and ends on the earliest of:

                    (1) the date the Plan Administrator finds, on the basis of medical evidence, that the Participant is no longer Totally Disabled as defined in Section 1.30;

                    (2) the date the Participant refuses to submit to any medical examination requested by the Plan Administrator;

                    (3) the Participant's death; or

                    (4) the Participant's Normal Retirement Date.

               A Disability pension payable to a Participant under Section 4.4 and this Section shall be disregarded in determining a Participant's Annuity Starting Date.

          (b) In addition to the disability pension provided under Section 5.4(a), a Participant who meets the requirements of Section 4.4, is not entitled to receive a disability pension under the Federal Social Security Act, and has not attained his Normal Retirement Date, shall be eligible to receive, in addition to the disability pension under Section 5.4(a), an additional disability pension in the form of a single life annuity, Actuarially Equivalent to the disability pension under Section 5.4(a); provided, however, that commencing with the month as of which the Participant either becomes entitled to receive a disability pension under the Federal Social Security Act or reaches his Normal Retirement Date, and for life thereafter, the additional monthly disability pension payable hereunder shall cease. A Disability pension payable to a Participant under Section this Section 5.4(b) shall be disregarded in determining a Participant's Annuity Starting Date.

          (c) For purposes of Section 5.4(b), it shall be assumed unless written evidence to the contrary is submitted to the Company, that a disabled Participant is eligible for a disability pension under the Federal Social Security Act. With respect to each such Participant who files with the Company written evidence that his application for a disability pension under the Federal Social Security Act has been declined, the Company may require that such Employee resubmit his application for a disability pension under the Federal Social Security Act at such intervals as may be deemed appropriate by the Employer, subject only to such rules and regulations and procedures as may be established by the Federal Social Security Administration.

          5.5 Transfers.
              ---------

          (a) An Employee who has been transferred from an eligible classification with the Company or an Affiliated Company shall have his benefit computation based upon his Years of Credited Service and the Benefit Unit in effect under Section 5.1 as of the last date on which he is in the eligible classification.

          (b) If an Employee transfers into an eligible classification, including a transfer from the employ of an Affiliated Company, his employment with any Affiliated Company while he is not in an eligible classification shall not be considered in determining his Years of Credited Service under Sections
3.2 and 3.3.

          5.6 Post-Retirement Death Benefit.  In the event of the death of a
              -----------------------------
Participant after his Annuity Starting Date, his beneficiary shall be entitled to receive any amount which may be payable under the form of benefit in effect.

          5.7 Maximum Benefit.
              ---------------

              (a) General Limitation.  Except as provided to the contrary in
                  ------------------
subsections (b) through (g) of this Section, the annual retirement benefit attributable to Company contributions payable to any Participant shall not exceed the lesser of (1) $90,000 (as adjusted pursuant to section 415(d) of the Code) in the form of the normal form of benefit as provided for in Section 7.2 of the Plan, or if in a form other than the normal form, the reduced Actuarial Equivalent of a $90,000 (as adjusted) per annum annuity in the normal form, or (2) 100% of the Participant's average 415 Compensation for his high 3 years, where "high 3 years" refers to the period of 3 consecutive calendar years yielding the highest such average during which the person was an active Participant in the Plan. The $90,000 (as adjusted) limitation referred to herein shall be increased using an interest rate assumption equal to the lesser of 5% or the rate specified in the Plan for benefits commencing after Social Security Retirement Age. In the event that the Participant's benefits become payable before the Social Security Retirement Age, the $90,000 (as adjusted) limitation shall be decreased to provide the Actuarial Equivalent of an annual benefit equal to such limitation commencing at the age at which benefit payments begin in accordance with section 415(b)(2)(C) of the Code. For purposes of this decrease, the reduction is the same as the reduction in Social Security benefits for benefits that begin to be paid on or after age 62, and the interest rate assumption used in reducing the benefit for years prior to age 62 shall be the greater of 5% or the rate specified in the Plan.

          (b) Exceptions to the General Limitation.  No benefit shall be deemed
              ------------------------------------
in violation of the limitation expressed in Section 5.7(a) if the amount of the benefit does not exceed $10,000 for the current Plan Year or any prior Plan Year, and the Company has not at any time maintained a defined contribution plan in which the Participant participated.

          (c) Short Service Limitation.  In the case of a Participant who has
              ------------------------
less than 10 years of active participation in the Plan, the limitation set forth in Section 5.7(a)(1) shall be reduced by multiplying it by a fraction, the numerator of which is the number of a Participant's years of participation (or parts thereof), and the denominator of which is 10. Unless otherwise provided by the Company, the limitation described in the preceding sentence shall be applied separately with respect to each change in the benefit structure of any qualified defined benefit plan maintained by the Company or an Affiliated Company adopted after May 16, 1989 and before August 3, 1992. In the case of a Participant who has less than 10 Years of Vesting Service, the limitations set forth in Sections 5.7(a)(2) and 5.7(b) shall be reduced by multiplying them by a fraction, the numerator of which is the number of the Participant's Years of Vesting Service (or parts thereof) and the denominator of which is 10.

          (d) Combined Plans and Affiliated Companies Limitations.  If the
              ---------------------------------------------------
Participant is a participant in any other qualified defined benefit pension plan sponsored by the Company or an Affiliated Company, the Participant's pension benefit under such other plan shall be aggregated with his projected benefit under the Plan, and the benefit under the

Plan and such other plan shall be reduced proportionally, to the extent necessary, so that the aggregate of such benefits does not exceed the limitations set forth in this Section. If the Participant is a participant in one or more qualified defined contribution plans sponsored by the Company or an Affiliated Company, his benefit under the Plan and any other defined benefit plan sponsored by the Company or an Affiliated Company shall be reduced proportionally, to the extent necessary, so that the sum of the Defined Benefit Fraction and the Defined Contribution Fraction does not exceed 1.0.

          For purposes of this Section, "Defined Benefit Fraction" shall mean a fraction, (a) the numerator of which is the sum of the projected annual benefits of the Participant under all qualified defined benefit pension plans sponsored by the Company or an Affiliated Company, as of the close of the Plan Year, and
(b) the denominator of which is the lesser of (1) 1.25 multiplied by the dollar limitation in effect under section 415(b)(1)(A) of the Code as to such Plan Year, reduced in accordance with sections 415(b)(2) and 415(b)(5) of the Code, if applicable, or (2) the product of (A) 1.4 multiplied by (B) the amount which may be taken into account under section 415(b)(1)(B) of the Code with respect to such person under the Plan for such Plan Year, reduced in accordance with section 415(b)(5) of the Code, if applicable.

          Defined Contribution Fraction shall mean a fraction, (a) the numerator of which is the sum of the "annual additions," as that term is defined in section 415(c) of the Code, to the Participant's account, determined as of the close of the Plan Year of reference, and (b) the denominator of which is the sum of the denominator increments under all Company- or Affiliated Company-sponsored qualified defined contribution plans (as of the close of the Plan Year) for all of the Participant's years of service with the Company or an Affiliated Company, where the denominator increment for each such year of service is the lesser of
(1) the product determined by multiplying 1.25 by the dollar limitation in effect under section 415(c)(1)(A) for such year of service (determined without regard to section 415(c)(6) of the Code), or (2) the product determined by multiplying 1.4 by the amount which may be taken into account under section 415(c)(1)(B) of the Code (or section 415(c)(7), if applicable) with respect to such person for such year.

          Notwithstanding anything in this subsection (d) to the contrary, if the Plan satisfied section 415 of the Code as in effect for the last Plan Year beginning prior to January 1, 1987, an amount shall be subtracted permanently from the numerator of the Defined Contribution Fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the Defined Benefit and Defined Contribution Fractions computed under section

415(e)(1) of the Code as amended effective January 1, 1987 does not exceed 1.0 for such Plan Year.

          (e) Effective Date.  The limitations described in this Section 4.11
              --------------
shall become effective with respect to the Plan and Participants as is required to comply with section 415 of the Code as amended by the Tax Reform Act of 1986 and subsequent legislation, but shall not reduce any benefit which was accrued by a Participant under the Plan prior to the first day of the Plan Year beginning in 1987, using the applicable maximum dollar limitations then in effect; provided, however, that this sentence shall not apply to any Participant who was not a Participant as of the first day of the first Plan Year that began in 1987. For purposes of this subsection (g), no change in the Plan after May 5, 1986 and no cost of living adjustment after May 5, 1986 shall be taken into account.

          5.8  Suspension of Benefits on Employment.
               ------------------------------------

          (a) (1) In the event that a Participant is employed after his Normal Retirement Date in "qualified reemployment" (as defined in Section 5.8(c)), the benefits otherwise payable to the Participant shall be suspended for each calendar month before his Required Beginning Date in which he continues his qualified reemployment. In addition, no benefits shall be paid before a Participant's Required Beginning Date during the qualified reemployment of a Participant who continues in the employ of the Company or an

Affiliated Company after his Normal Retirement Date. The rules relating to such a suspension of benefits and their subsequent resumption are described in this Section.

          (2) The Committee shall notify the Participant by personal delivery or first class mail of the suspension of his benefits during the first month in which such suspension of benefits occurs.

          (3) Each Participant receiving benefits under the Program shall be required to give notice to the Committee of any employment relationship which such Participant has with the Company or any Affiliated Company. The Committee shall have the right to use all reasonable efforts to determine whether such employment constitutes qualified reemployment. The Committee shall also have the right to require the Participant to provide information sufficient to prove that such employment does not constitute qualified reemployment.

          (4) A Participant may by written request ask the Committee to make a determination as to whether specific contemplated employment constitutes qualified reemployment. The Committee shall respond to such request in writing within sixty (60) days of the Committee's receipt of the request.

          (5) Benefit payments to the Participant will resume (or commence) no later than the earlier of (A) the first day of the third calendar month following the month in which his qualified reemployment ceases or, if later, the first day of the calendar month following receipt by the Committee of the Participant's notice that his qualified reemployment has ceased or (B) the Participant's Required Beginning Date. The initial resumption payment shall include payment for the current month and for all previous calendar months since the cessation of the Participant's qualified reemployment.

          (6) The resumed benefit payments shall be recalculated on the basis of Years of Credited Service credited during such period of reemployment and the provisions of the Program as then in effect. The resumed payments shall be paid in the form determined pursuant to Article VII. The Committee shall offset resumed benefits by an amount equal to any benefits which were paid to the Participant with respect to a calendar month in which the Participant was engaged in qualified reemployment. However, the offset to any monthly benefit, other than the initial resumption payment, shall not exceed twenty-five percent (25%) of the monthly benefit. Any remaining offset shall be applied to benefits payable in subsequent months.

          (b) Except as provided in Section 5.8(d), if a Participant is employed or reemployed by the Company or an Affiliated Company under any circumstances other than as described in Section 5.8(a), the benefits otherwise payable to the Participant shall be continued during such period of reemployment.

              (c) Qualified reemployment shall mean the employment of a Participant by the Company or an Affiliated Company in such a capacity that the Participant receives or is entitled to be paid for at least forty (40) Hours of Service (not including Hours of Service credited as a result of back pay) during a calendar month.

              (d) If a Participant is reemployed before his Normal Retirement Date as an Employee, benefits otherwise payable to the Participant shall be suspended during his period of reemployment. Upon his subsequent Termination Date, his pension shall be recalculated on the basis of his Years of Service credited during such period of reemployment, and the provisions of the Program as then in effect, but shall be reduced by the Actuarial Equivalent of payments previously made prior to his Normal Retirement Date. The resumed payments shall be paid in the form determined pursuant to Section 7.4.

              (e) A Participant whose benefits have been suspended during a period of qualified reemployment shall be entitled to elect the form of payment for his entire benefit, including amounts accrued both before and during reemployment, in accordance with Article VII.

       5.9    Accruals While Benefits Are in Pay Status.  In the event that a
              -----------------------------------------
Participant is credited with a benefit
accrual during and/or after the Plan Year in which the Participant attains Normal Retirement Age and after the distribution of benefits has commenced hereunder, the amount of benefit payable to the Participant as determined as of his Annuity Starting Date shall be adjusted annually as of each January 1 following his Annuity Starting Date, up to and including the January 1 next following the date the Participant ceases to accrue benefits under the Plan. Such annual adjustment shall include any increase (but not any decrease) in the Participant's Accrued Benefit, determined in accordance with Section 5.1 (including, for any period during which benefits would not be suspendible under Section 5.8, an Actuarial Equivalent adjustment to such increase to reflect payment commencing after Normal Retirement Date) since the Participant's Annuity Starting Date or the last such annual adjustment, whichever applies. In addition, such annual adjustment shall be reduced (but not below zero) by the Actuarial Equivalent of any benefits paid to the Participant since his Annuity Starting Date during any period that would have constituted suspendible service under Section 4.9 had the Participant not reached his Required Distribution Date, to the extent not previously taken into account under this Section; provided, however, that the amount, if any, of the benefits paid to the Participant which exceeds the amount the Participant would have received if distribution had been made in the normal form of benefits described in Section
7.1 for
such Participant shall be disregarded in determining the Actuarial Equivalent of such benefits for purposes of the reduction described in this sentence.

          5.9   Prohibition Against Decrease in Benefits Payable.  In the event
                ------------------------------------------------
that a Participant's Accrued Benefit, as determined on his Normal Retirement Date, is less than his Accrued Benefit, as determined on any day on which he would have been entitled to a benefit payment on his Early Retirement Date, his normal retirement benefit shall be the amount which would have been payable on the Participant's Early Retirement Date.

                                  ARTICLE VI
                                  ----------
                                    VESTING
                                    -------

          6.1 Eligibility.
              ------------

          (a) A Participant who terminates service with the Company and all Affiliated Companies, other than as provided in Article IV, after completing five (5) Years of Vesting Service shall be eligible for a deferred vested benefit commencing on his Normal Retirement Date, if he is then living; provided, however, that a Participant who has completed five (5) or more Years of Credited Service may elect to receive his early retirement benefits under
Section 4.3 upon attaining age 55.

          (b) Notwithstanding the foregoing, a Participant shall be fully vested in his Accrued Benefit upon the later of (a) the date on which he attains age 65 or (b) the fifth anniversary of his commencement of participation in the Program.

          6.2 Amount of Benefit.  A Participant who meets the requirements of
              -----------------
Section 6.1 shall be entitled to receive his Accrued Benefit, calculated as of his Termination Date, as a normal retirement benefit commencing on his Normal Retirement Date, or the Accrued Benefit reduced under Section 5.3 for early retirement.

          6.3 Form and Payment of Benefit.  Deferred vested benefits shall be
              ---------------------------
paid in a form provided for in Article VII.

                                  ARTICLE VII
                                  -----------
                              PAYMENT OF BENEFITS
                              -------------------

          7.1 Earliest and Latest Commencement of Benefits.
              --------------------------------------------

          (a) Except as set forth below, a Participant's benefit shall not commence prior to his Termination Date, nor shall a Participant commence to receive benefits later than the earlier of the dates determined under (1) or (2) below:

              (1) the 60th day after the close of the Plan Year in which occurs the latest of (A) the Participant's attainment of his Normal Retirement Date or
(B) the 10th anniversary of the year in which the Participant commenced participation in the Plan, or (C) Participant's Termination Date; or

              (2) the Participant's Required Beginning Date, except as otherwise provided in a valid deferral election filed by the Participant with the Committee before January 1, 1984 and not subsequently revoked.

          (b) Notwithstanding anything in the Program to the contrary, if a Participant dies before his Annuity Starting Date, his interest under the Program, to the extent not forfeited, shall be distributed either:

              (1) not later than December 31 of the calendar year containing the fifth anniversary of the date of the Participant's death, or

          (2) over the life or life expectancy of the Participant's beneficiary, provided such distribution begins not later than (A) December 31 of the calendar year following the year of the Participant's death, or (B) if the Participant's beneficiary is the surviving Spouse of the Participant, December 31 of the later of the calendar year following the year of the Participant's death or the calendar year in which the Participant would have attained age 70-1/2. If the surviving Spouse dies before the distributions to such Spouse begin, then the five-year distribution requirement of Subsection (b)(1) shall apply as if the Spouse were the Participant.

          (c) Notwithstanding anything in the Program to the contrary, the form and the timing of all distributions under the Program shall be in accordance with regulations issued by the Department of the Treasury under Section 401(a)(9) of the Code, including the incidental death benefit requirements of
Section 401(a)(9)(G) of the Code.

          (d) This Section shall apply to all Participants, including Participants who had a Termination Date or ceased to be an Employee in a eligible classification prior to January 1, 1989.

          7.2 Normal Form of Benefit.
              ----------------------
               (a) The normal form of benefit for a Participant who is married on his Annuity Starting Date shall be an Actuarial Equivalent joint and survivor annuity, with monthly installments payable after the death of the Participant to the Spouse, if then living, for the life of such Spouse in an amount equal to fifty percent (50%) of the benefit paid to the retired Participant.

          (b) The normal form of benefit for a Participant who establishes to the satisfaction of the Committee that he has no Spouse as of his Annuity Starting Date shall be a single life annuity with equal monthly installments payable to the Participant during his lifetime.

     7.3  Optional Forms of Benefits. In lieu of the normal form of benefit
          --------------------------
as determined under Section 7.2, the Participant may elect, subject to the rules of Section 7.4, one of the following Actuarial Equivalent optional forms of benefit:

          (a) a single life annuity payable in equal monthly installments to the retired Participant for his life commencing on the Participant's Annuity Starting Date; or

          (b) a joint and survivor annuity with the Participant's Spouse or other designated beneficiary, payable in monthly installments to the Participant for his life and with fifty percent (50%) or one hundred percent (100%) of the amount of such monthly installment payable after the death of the Participant to the Spouse or other designated beneficiary of such Participant, if then living, for the life of such Spouse or other designated beneficiary. Notwithstanding the foregoing, the percentage payable to the Participant's beneficiary (unless the beneficiary is the Participant's Spouse) after the Participant's death may not exceed the applicable percentage from the table set forth in Appendix A;

          7.4 Rules for Election of Optional Benefits.  A Participant may elect
              ---------------------------------------
an optional form of benefit under Section 7.3 by filing written notice with the Committee in the form and manner prescribed by the Committee. The following rules shall be applied in a uniform and non-discriminatory manner with respect to the election of optional forms of benefits.

          7.5 Waiver of Normal Form.
              ---------------------

              (1) Participant's Waiver Rights. At any time during the applicable
                  ---------------------------
election period but not thereafter, a Participant may elect in writing in a form acceptable to the Committee to waive payment under the normal form of benefit payment described in Section 7.2 and elect to receive payment in an optional form of payment described in Section 7.3. For the purposes hereof, the applicable election period shall be the 90-day period ending on the Annuity Starting Date; provided that a Participant's election of any optional form of payment shall in no event be made earlier than the date the Participant receives the notice described in Section 7.5(4).

                    (2) Revocation of Waivers. Any waiver and election delivered
                        ---------------------
by the Participant to the Committee in accordance with the provisions of paragraph (1) hereof may be revoked by the Participant upon written notice delivered to the Committee prior to the Annuity Starting Date.

                    (3) Spouse's Consent.  A married Participant's waiver and
                        ----------------
election under paragraph (1) shall be effective only if:

                        (A) the Participant's Spouse (or the Spouse's legal guardian if the Spouse is legally incompetent) executes a written instrument whereby such Spouse irrevocably consents to such election and to the specific form of payment and/or alternate beneficiary elected by the Participant, and such instrument acknowledges the effect of the election to which the Spouse's consent is given and is witnessed by a notary public; or

                        (B) the Participant (i) establishes to the satisfaction of the Committee that the consent of the Spouse cannot be obtained because the Spouse cannot be located or because of other circumstances that may be prescribed in applicable regulations, or (ii) furnishes a court order to the Committee establishing that the Participant is legally separated or has been abandoned (within the meaning of local law), unless a QDRO provides that the Spouse's consent must be obtained.

          (4)  Revocation of Election.  (a)  In the event of the divorce of a
               ----------------------
Participant prior to his Annuity Starting Date, but following the Participant's election of a form of benefit, the election shall remain in effect unless the election is revoked by the Participant, the Participant remarries, or a qualified domestic relations order provides otherwise.

                    (b) Notwithstanding Section 7.4(a), if a Participant who is receiving a joint and survivor annuity with his Spouse is divorced subsequent to his Annuity Starting Date, the joint and survivor annuity shall remain in effect unless specifically revoked by a qualified domestic relations order. In the event that the joint and survivor benefit is revoked, the Participant's benefit shall be paid in the normal form under Section 7.2, unless the Participant elects an optional form of benefit under Section 7.3. The Participant may elect an optional form of benefit at any time during the ninety-day period that commences on the date the Participant is notified that the order revoking the joint and survivor annuity is a qualified domestic relations order.

          7.5  Explanation to Participants.  The Committee shall provide each
               ---------------------------
Participant (whose vested Accrued Benefit has an Actuarial Equivalent single-sum value in excess of $3,500) no less than thirty (30) days and no more than ninety
(90) days before his Annuity Starting Date a written explanation of:
          (a) the terms and conditions of the normal form of benefit and each optional form of benefit, including information explaining the relative values of each form of benefit;

          (b) the Participant's right to waive the normal form of benefit and the effect of such waiver;

          (c) the right of the Participant's Spouse with respect to such waiver;

          (d) the right of the Participant to revoke the election and the effect of the revocation; and

          (e) if the Participant has not reached his Normal Retirement Date, the Participant's right to defer commencement of his benefit until his Normal Retirement Date. In addition, if applicable, the Committee shall provide to each Participant a notice regarding his right to elect a direct rollover, as provided in Section 7.14, in accordance with section 402(f) of the Code.

          7.6  Termination of Benefits. The last benefit payment hereunder shall
               -----------------------
be made for the month in which occurs:

          (a) in the case of a single life annuity, the death of the retired Participant;

          (b) in the case of a surviving Spouse's benefit or a joint and survivor benefit, the later of the death of the Participant and the Spouse or, if applicable, the designated beneficiary of such Participant;

          (c) in the case of a current disability benefit under Section 4.4, the Participant ceases to have a Total Disability; or

          (d)  in the case of a single-sum distribution, the payment is made.

          7.7  Beneficiary Designation.
               -----------------------

          (a) The designation of a beneficiary under a joint and survivor annuity shall be fixed and may not be changed on or after the Annuity Starting Date.

          (b) Subject to Section 7.9(a) and to the provisions set forth above relating to the rights of Spouses to survivor benefit payments, each Participant shall have the right at any time to designate or to change the previous designation of the beneficiary or beneficiaries who shall receive benefits, if any, after his death by executing and filing with the Committee a form prescribed by the Committee. No designation, revocation or chance of beneficiaries shall be a valid and effective unless and until it is filed with the Committee.

          7.8  Mailing Address. Benefit payments and notifications hereunder
               ---------------
shall be deemed made when mailed to the last address furnished to the Committee.

          7.9  Small Benefit Payments.
               ----------------------

          (a) Notwithstanding any other provision of the Plan, if the Actuarial Equivalent single-sum value, determined as of the date of distribution, of the vested Accrued Benefit of a Participant who has had a termination of employment, or of the benefit payable to a Spouse by reason of the Participant's death, is $3,500 or less (and has never exceeded $3,500 at the time of any prior distribution), the benefit shall be paid, as soon as administratively practicable following the Participant's termination of employment or death, as a single-sum in settlement of all liabilities of the Plan in connection with the Participant; provided, however, that no such payment shall be made after such benefit has commenced in any other form.

           (b) If the value of the benefit described in Section 7.9(a) is zero, the Participant shall be deemed to have received a single-sum distribution under this Section of his entire vested Accrued Benefit as of his Termination Date.

          7.10  Benefit Payable to the Surviving Spouse in the Event of Death
                -------------------------------------------------------------
Before Retirement Benefits Commence.
- -----------------------------------

          (a) Subject to Section 7.10(b), if a Participant dies prior to his Annuity Starting Date, has been continuously married for at least six (6) months prior to the date of the his death and has met the requirements specified in
Section 6.1 for a vested termination benefit, the Participant's surviving Spouse shall receive a survivor's benefit. Such benefit shall be a monthly pension for life and shall begin, as elected by the Spouse not more than ninety (90) days prior to the Annuity Starting Date, as early as the later of (A) the earliest date on which the Participant would have been eligible to receive his benefit pursuant to Article IV or (B) the first day of the month following the month in which the Participant's death occurs. Notwithstanding anything in this paragraph to the contrary, any benefit payable to the Spouse shall commence not later than the later of (i) the Participant's Normal Retirement Date or (ii) the first day of the month following the month in which the Participant's death occurs and shall end with the payment for the month in which the Spouse's death occurs. Subject to Section 5.7, the Spouse's benefit shall be the benefit such Spouse would have received if the Participant (1) had had a Termination Date on the date of his death (if he is then an Employee), (2) had survived the Annuity Starting Date elected by the Spouse, (3) had then begun to receive an immediate retirement benefit in the normal form under Section 7.2(a), and (4) died on the following day. If the Participant dies before his Annuity Starting Date but after he has elected an optional form of benefit that is a joint and survivor annuity with the Participant's Spouse that provides for periodic payments after the Participant's death each of which is not less than fifty percent (50%) nor more than one hundred percent (100%) of the periodic payment to the Participant, the survivor's benefit shall be the benefit to which the Spouse is entitled under the optional form elected by the Participant. If the surviving Spouse dies prior the Spouse's Annuity Starting Date, the survivor's benefit described in this Section shall be forfeited.

          (b) The survivor's benefit under Section 7.10(a) shall not be payable and the death benefit under this Section 7.10(b) shall be payable with respect to the surviving Spouse of a Participant who dies prior to his Annuity Starting Date, has been continuously married for at least six (6) months prior to the date of his death, has been credited with ten (10) or more Years of Credited Service, and has Seniority or is employed by the Company or any Affiliated Company as of the date of his death; provided, however, that the death benefit calculated under this Section 7.10(b) is greater than the Actuarial Equivalent value of the benefit calculated under Section 7.10(a). Such benefit shall be a monthly pension for life and shall begin on the first day of the month next following the death of the Participant. Subject to Section 5.7, the Spouse's benefit under this Section 7.10(b) shall equal .4250 of the Participant's Accrued Benefit

               (1) reduced by an amount equal to .0003 multiplied by the number of months by which the Participant's month of birth preceded the month of birth of the Participant's Spouse; or

               (2) increased by an amount equal to .0003 multiplied by the number of months by which the month of birth of the Participant's Spouse preceded the Participant's month of birth.

          7.11  Benefit Payable to the Surviving Child in the Event of Death
                ------------------------------------------------------------
Before Retirement Benefits Commence.
- -----------------------------------

          (a) If a Participant dies prior to his Annuity Starting Date, does not have a Spouse at the time of his death, has been credited with ten (10) or more Years of Credited Service, and has Seniority or is employed by the Company or any Affiliated Company as of the date of his death; the Participant's
surviving child, if any, shall receive a death benefit.   For purposes of this
Section 7.11, child shall mean one or more of the Participant's children who have neither married nor attained age 18, and who at the time of the Participant's death were dependent upon the Participant for support or maintenance and lived with him in a normal parent-child relationship, or was eligible for support payments from the Participant as a result of a court order. Such benefit shall be a monthly pension beginning on the first day of the month next following the death of the Participant and ending with the first day of the month during which all surviving children have either married or attained age
18. Subject to Section 5.7, the benefit under this Section 7.11 shall equal .4250 of the Participant's Accrued Benefit. If more than one child of the Participant shall survive and shall neither have married nor attained age 18 prior to the first day of any month as of which the benefit under this Section
7.12 is payable, a proportionate share of the total of such benefit then due shall be payable to the legal guardian of each such child.

               7.12  Special Rules for Certain Terminated Participants.
                     -------------------------------------------------

               (a)  If a Participant with a surviving Spouse

                    (1) who is eligible for a deferred vested benefit under the Program,

                    (2) who has been credited with at least one Hour of Service on or after September 2, 1974,

                    (3) whose employment with the Company and all Affiliated Companies has terminated prior to the first day of the first Plan Year beginning after December 31, 1975,

                    (4) who has not thereafter been reemployed by the Company or any Affiliated Company, and

                    (5) who is alive on August 23, 1984 and whose benefit payments have not commenced as of that date, such Participant's retirement benefits shall be paid in accordance with this Article VII without the required consent of his Spouse.

               (b)  A Participant with a surviving Spouse

                    (1) who has at least one Hour of Service after the first day of the Plan Year beginning on or after January 1, 1976,

                    (2) who has not been credited with any Hours of Service after August 22, 1984,

                    (3) who has at least ten (10) Years of Vesting Service and a vested right to all or a portion of his Accrued Benefit, and

                    (4) who is alive on August 23, 1984 and whose benefit payments have not commenced as of such date, may elect surviving Spouse's benefit coverage under Article VII.

               7.13.  Application for Benefits.  Except as provided in Section
                      ------------------------
7.9, benefit payments shall commence when properly written application for same is received by the Committee. In the event that a Participant, or the Spouse of a deceased Participant entitled to benefits under Article VII fails to apply to the Committee by the earlier of (a) the Participant's Normal Retirement Date or the date of the Participant's termination of employment, if later, or (b) the end of the calendar year in which the Participant attains age 70-1/2, the Committee shall make diligent efforts to locate such Participant or Spouse and obtain such application. In the event the Participant or Spouse fails to make application by the Participant's Required Distribution Date, subject to Section 11.7, the Committee shall commence distribution as of the Required Distribution Date without such application. No payments shall be made for the period in which benefits would have been payable if the Participant or Spouse had made timely application therefor; provided, however, that, if the Participant's Annuity Starting Date or, if the Participant has died, his Spouse's Annuity Starting Date under Article VII, has been delayed until after the Participant's Normal Retirement Date solely by reason of failure to make application, and not by reason of suspension of benefit, the benefit payable (a) to the Participant on and after his Annuity Starting Date, or (b) to the Participant's Spouse pursuant to Article VII on and after the Spouse's Annuity Starting Date, shall be equal to the Actuarial Equivalent of the benefit the Participant or the Spouse would have received had benefits commenced on the Participant's Normal Retirement Date, as determined to reflect the deferral of benefit commencement.

          7.14  Direct Rollovers.  Effective January 1, 1993, in the event any
                ----------------
payment or payments (excluding any amount not includible in gross income) to be made to an individual from the Plan would constitute an "eligible rollover distribution" within the meaning of section 401(a)(31)(C) of the Code and regulations thereunder, such individual may request that, in lieu of payment to the individual, all or part of such eligible rollover distribution be transferred directly from the Fund to the trustee or custodian of an "eligible retirement plan" within the meaning of section 401(a)(31)(D) of the Code and regulations thereunder. Any such request shall be made in writing, in such form and subject to such procedures, requirements, and restrictions as may be prescribed by the

Committee for such purpose pursuant to Treasury regulations, at such time in advance of the date such payment would otherwise be made as may be required by the Committee. For purposes of this Section, an "individual" shall include an Employee or former Employee or his surviving spouse or former spouse who is an Alternate Payee.

                                 ARTICLE VIII
                                 ------------
                             THE FUND AND FUNDING
                             --------------------

          8.1  Designation of Trustee.  The Company, by appropriate resolution
               ----------------------
of its Board of Directors shall name and designate a Trustee and enter into a Trust Agreement with such Trustee.

          8.2  Contributions to the Fund.  The benefits provided under the
               -------------------------
Program shall be financed exclusively by contributions made from time to time to the Trustee by the Company and by the Fund created thereby. Subject to the provisions of applicable law, the liability of the Company under the Program shall be limited to the contributions determined by the Company from time to time in accordance with the advice and counsel of the Actuary. The funding policy applicable to the Fund shall be established by the Committee and reviewed from time to time. All contributions are conditioned on their deductibility for federal income tax purposes in the Plan Year for which they are contributed.

          8.3  Use of Contributions to the Fund.  The contributions deposited
               --------------------------------
under the terms of this Program shall constitute the Fund held for the benefit of Participants, former Employees and their eligible survivors under and in accordance with this Program. No part of the corpus or income of the Fund shall be used for or diverted to purposes other than exclusively for the benefit of the Participants, former Employees and their eligible survivors and for necessary administrative costs; provided, however, that in the event of the termination of the Program and after all liabilities, as defined under the Code and ERISA, shall have been satisfied, any remaining funds attributable to contributions by the Company shall revert to the Company; and further provided that in the case of a contribution (a) made by the Company as a mistake of fact, (b) for which a tax deduction is disallowed, in whole or in part, by the Internal Revenue Service, the Company shall be entitled to a refund of said contributions (1) within one year after payment of a contribution made as a mistake of fact, or (2) within one year after disallowance, to the extent of such disallowance, as the case may be. Earnings attributable to any excess contribution under (a) or (b) above may not be returned to the Company but losses attributable thereto shall reduce the amount returned.

          8.4  Trustee.  The Trustee shall be the "named fiduciary," as that
               -------
term is defined in section 402(c) of ERISA, with respect to management and control of Program assets held by it and shall have exclusive and sole responsibility for the custody and investment thereof in accordance with the Trust Agreement.

          8.5  Forfeitures.  Forfeitures shall not be applied to increase the
               -----------
benefits of any Participant, but shall reduce the contributions of the Company hereunder.

          8.6  Expenses of Administration.  All expenses of administration of
               --------------------------
this Program shall be paid from the Fund unless paid directly by the Company.

          8.7  Sole Source of Benefits.  The Fund shall be the sole source for
               -----------------------
the provision of benefits under the Program. Neither the Company nor any other person shall be liable therefor.

                                  ARTICLE IX
                                  ----------
                                ADMINISTRATION
                                --------------

          9.1  Committee.  Except as may otherwise be provided herein, the
               ---------
Committee shall be responsible for the administration of the Program. The Committee members may, but need not be, employees of the Company. They shall be entitled to reimbursement of expenses, but those members of the Committee who are also employees of the Company shall be entitled to no compensation for their service on the Committee. Any reimbursement of expenses of the Committee members shall be paid directly by the Company. The Committee shall be responsible for the general administration of the Program under the policy guidance of the Company.

          9.2  Duties and Powers of Committee.  In addition to the duties and
               ------------------------------
powers described elsewhere herein, the Committee shall have the following specific duties and powers:

               (a) to retain such consultants, accountants, attorneys, and Actuaries as deemed necessary or desirable to render statements, reports, and advice with respect to the Program and to assist the Committee in complying with all applicable rules and regulations affecting the Program; any consultants, accountants, attorneys, and Actuaries may be the same as those retained by the Company;

               (b) to establish a funding policy consistent with the objectives of the Program;

               (c) to enact uniform and non-discriminatory rules and regulations to carry out the provisions of the Program;

               (d) to resolve questions or disputes relating to eligibility for benefits or the amount, manner and time of payment of any benefits hereunder;

               (e) to construe and interpret the provisions of the Program, correct defects and supply omissions therein, make factual determinations, and resolve ambiguities;

               (f) to determine whether any domestic relations order received by the Program is a QDRO;

               (g) to evaluate administrative procedures; and

               (h) to delegate such duties and powers as the Committee shall determine from time to time to any person or persons.

          9.3  Functioning of Committee.  The Committee and those persons or
               ------------------------
entities to whom the Committee has delegated responsibilities shall keep accurate records and minutes of meetings, interpretations and decisions. The Committee shall act by majority vote of the members, and such action shall be evidenced by a written document.

          9.4  Disputes.
               --------

          (a) The Committee shall have the power, authority and discretion to determine whether a claimant is eligible for any benefit under the Program and to construe the terms and provisions of the Program. In the event that the Committee denies, in whole or in part, a claim for benefits by a Participant or his beneficiary, the Committee shall furnish notice of the denial to the claimant, setting forth:

                    (1) the specific reasons for the denial;

                    (2) specific reference to the pertinent Program provisions on which the denial is based;

                    (3) a description of any additional information necessary for the claimant to perfect the claim and an explanation of why such information is necessary; and

                    (4) appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review.

          The notice shall be forwarded to the claimant within ninety (90) days of the Committee's receipt of the claim; provided, however, that in special circumstances the Committee may extend the response period for up to an additional (90) days, provided that the Committee so notifies the claimant in writing and specifies the reason or reasons for such extensions.

            (b) Within sixty (60) days of receipt of a notice of claim denial, a claimant or his duly authorized representative may petition the Committee in writing for a full and fair review of the denial. The claimant or his duly authorized representative shall have the opportunity to review pertinent documents and to submit issues and comments in writing to the Committee. The Committee shall review the denial and communicate its decision and the reasons therefor to the claimant in writing within sixty (60) days of receipt of the petition; provided, however, that the Committee may extend the response period in special circumstances for up to an additional sixty (60) days. Written notice of the extension shall be send to the claimant prior to the commencement of the extension.

          9.5  Indemnification.  Each member of the Committee and any other
               ---------------
person who is an employee or director of the Company or an Affiliated Company shall be indemnified by the Company against expenses (other than amounts paid in settlement to which the Company does not consent) reasonably incurred by him in connection with any action to which he may be a party by reason of his performance of administrative functions and duties under the Program, except in relation to matters as to which he shall be adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the Committee member or other person may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Committee member or other person may be entitled pursuant to the by-laws of the Company.

          9.6  Reliance on Data and Consents.  The Company, the Trustee, the
               -----------------------------
Committee, all fiduciaries with respect to the Plan, and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of any data provided by any Participant, Spouse, or beneficiary, including, without limitation, representations as to age, health and marital status. Furthermore, the Company, the Trustee, the Committee, and all fiduciaries with respect to the Plan may reasonably rely on all consents, elections and designations filed with the Plan or those associated with the operation of the Plan and the Fund by any Participant, the Spouse of any Participant, any beneficiary of any Participant, or the representatives of such persons without duty to inquire into the genuineness of any such consent, election or designation. None of the aforementioned persons or entities associated with the operation of the Plan, its assets and the benefits provided under the Plan shall have any duty to inquire into any such data, and all may rely on such data being current to the date of reference, it being the duty of the Participants, spouses of Participants, and Beneficiaries to advise the appropriate parties of any change in such data.

                                   ARTICLE X
                                   ---------
                           AMENDMENT AND TERMINATION
                           -------------------------

          10.1   Power of Amendment and Termination. It is the intention of the
                 ----------------------------------
Company that this Program will be permanent. However, the Company reserves the power to amend or terminate the Program at any time by or pursuant to resolution of its board of directors. Except as expressly provided elsewhere in the Program, prior to the satisfaction of all liabilities with respect to the benefits provided under this Program, no amendment or termination shall cause any part of the monies contributed hereunder to revert to the Company or to be diverted to any purpose other than for the exclusive benefit of Participants and their beneficiaries. No amendment shall have the effect of retroactively depriving Participants of benefits already accrued under the Program. Any amendment shall become effective as of the date designated by the board of directors of the Company.

          Each Participant with at least three (3) Years of Service at the time the Program is amended may elect to have his vested percentage computed under the Program as in effect prior to the amendment.

          10.2   Disposition on Termination.  In the event of the termination or
                 --------------------------
partial termination of the Program, as defined in the Code, the interest of each affected Participant with respect to whom the Program is terminating (including each former Employee who has not received a distribution under Section 7.9 and has not had a Break in

Service) who would not have a nonforfeitable right to one hundred percent (100%) of his Accrued Benefit if his employment terminated on the date of the termination or partial termination of the Program shall become nonforfeitable to the extent funded; however, in the event of such a termination, each Participant and beneficiary shall have recourse toward satisfaction of his nonforfeitable rights to his pension only from Program assets or from the Pension Benefit Guaranty Corporation to the extent that it guarantees benefits.

          The amount of the Fund shall be determined and, after providing for expenses incident to termination and liquidation, the remaining assets of such Fund shall be allocated for the purpose of paying benefits proportionately among each of the priority groups described below in the following order of precedence:
                (a) to provide that portion of the Accrued Benefit, if any, of each Participant, which is derived from the Participant's contributions to the Program which were not mandatory contributions;

                (b) to provide benefits to retired Participants and beneficiaries who began receiving benefits at least three (3) years before the Program termination (including those benefits which would have been received for at least three (3) years if the Participant had retired that long ago), based on Program provisions in effect five (5) years prior to termination during which period such benefit would be the least; provided that the lowest benefit in pay status during a three-year period shall be considered the benefit in pay status for such period;

               (c) to provide all other Accrued Benefits guaranteed by Federal law;

               (d)  to provide all other vested Accrued Benefits;

               (e)  to provide all remaining non-vested Accrued Benefits.

          If the assets available for allocation under any priority group (other than as provided in priority groups (d) and (e)) are insufficient to satisfy in full the Accrued Benefits of all Participants and beneficiaries, the assets shall be allocated pro rata among such Participants and beneficiaries on the basis of the present value of their respective benefits (as of the termination date). The foregoing payments and payments in the event assets are insufficient to pay the Accrued Benefits provided in priority groups (d) and (e) will be paid in accordance with regulations prescribed by the Pension Benefit Guaranty Corporation. The procedure for allocation of assets upon termination of the Program will be carried out in an appropriate manner as to prevent the Program from being deemed disqualified by the Internal Revenue Service.

          In the event all Accrued Benefits described above have been fully funded, any remaining funds will revert to the Company.

         10.4  Merger, Consolidation, or Transfer.
               ----------------------------------

              (a) In case of any merger or consolidation with, or transfer of assets or liabilities to any other plan, as provided in the Code, the benefit of any Participant or beneficiary immediately after such merger, consolidation, or transfer (if the Program had then terminated) shall be at least equal to the benefit such Participant or beneficiary would have received immediately before such merger, consolidation, or transfer (if the Program had then terminated).

              (b) In the event of a spinoff or termination of the Plan within five years following a merger or consolidation (or series of mergers or consolidations) in which liabilities (or a sum of liabilities, in the event of a series of mergers or consolidations) of less than 3% of the assets of the Plan, as of at least 1 day in the Plan Year in which the merger(s) or consolidation(s) occurs, are merged or consolidated with the Plan, Plan assets shall first be allocated for the benefits of participants in the plan(s) merged or consolidated with this Plan to the extent of the present value of such benefits as of the date of such merger or consolidation. In the case of a merger or consolidation designed to occur in more than one Plan Year, the merger or consolidation shall be deemed to have occurred in the Plan Year in which the first transaction occurred.

                                  ARTICLE XI
                                  ----------
                              GENERAL PROVISIONS
                              ------------------

          11.1  No Employment Rights.  The action of the Company in establishing
                --------------------
the Program, nor the action of the Company in adopting the Program, nor any provisions of the Program, nor any action taken by it or by the Committee shall be construed as giving to any Employee of the Company the right to be retained in its employ, or any right to payment except to the extent of the benefits provided in the Program to be paid from the Fund.

          11.2 Governing Law.  Except to the extent superseded by ERISA, all
               -------------
questions pertaining to the validity, construction and operation of the Program shall be determined in accordance with the laws of the State of New York.

          11.3 Severability of Provisions.  If any provision of this Program is
               --------------------------
determined to be void by any court of competent jurisdiction, the Program shall continue to operate and, for the purposes of the jurisdiction of that court only, shall be deemed not to include the provisions determined to be void.

          11.4 Spendthrift Clause.
               ------------------
          (a) No benefit payable at any time under this Program, and no interest or expectancy herein shall be anticipated, assigned, or alienated by any Participant or beneficiary, or be subject to attachment, garnishment, levy, execution or other legal or equitable process, except for (1) a Federal tax levy made pursuant to Section 6331 of the Code and (2) any benefit payable pursuant to a domestic relations order which is determined to be a QDRO. Upon receipt of any judgment, decree or order (including approval of a property settlement agreement) relating to the provision of payment by the Program to an Alternate Payee pursuant to a state domestic relations law, the Committee shall promptly notify the affected Participant and any Alternate Payee of the receipt of such judgment, decree or order and shall notify the affected Participant and any Alternate Payee of the Committee's procedure for determining whether or not the judgment, decree or order is a QDRO. The Committee shall establish a procedure to determine the status of a judgment, decree or order as a QDRO and to administer Program distributions in accordance with QDRO. Such procedure shall be in writing, shall include a provision specifying the notification requirements enumerated above, shall permit an Alternate Payee to designate a representative for receipt of communications from the Committee and shall include such other provisions as the Committee shall determine, including provisions required under applicable regulations.

          (b) Any attempt to alienate or assign a benefit hereunder, whether currently or hereafter payable, shall be void to benefit shall in any manner be liable for or subject to the debts or liability of any Participant or beneficiary. If any Participant or beneficiary shall attempt to, or shall, alienate or assign his benefits under the Program or any part thereof, or if by reason of his bankruptcy or other event happening at any time, such benefits would devolve upon anyone else or would not be enjoyed by him, then the Committee may terminate payment of such benefit and hold or apply it to or for the benefit of the Participant or beneficiary.

          11.5  Incapacity.  If the Committee deems any Participant who is
                ----------
entitled to receive payments hereunder incapable of receiving or disbursing the same by reason of age, illness, infirmity, or incapacity of any kind, the Committee may direct the Trustee to apply such payment directly for the comfort, support and maintenance of such Participant or to pay the same to any responsible person caring for the Participant as determined by the Committee to be qualified to receive and disburse such payments for the Participant's benefit, and the receipt of such person shall be a complete acquittance for the payment of the benefit. Payments pursuant to this Section shall be complete discharge to the extent thereof of any and all liability of the Company, the Committee, the Trustee and the Fund.

          11.6  Withholding.  The Committee and the Trustee shall have the
                ------------
right to withhold any and all state, local, and Federal taxes which may be withheld in accordance with applicable law.

          11.7  Payments to Minors and Incompetents.  If a Participant,
                -----------------------------------
contingent annuitant or beneficiary entitled to receive any benefits hereunder is a minor or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, such benefits shall be paid to such persons as the Committee shall designate or to the duly appointed guardian. Such payment shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

          11.8  Lost Payees.  If a Participant, Spouse or other beneficiary to
                -----------
whom a benefit is payable under the Plan cannot be located following a reasonable effort to do so by the Committee, such benefit shall be forfeited. Whether or not efforts to locate a Participant have previously been made, the Committee shall make reasonable efforts to locate the Participant (or, where applicable, his Spouse) during the one-year period preceding the Participant's Required Distribution Date. If such efforts fail to locate the Participant or Spouse, such Participant or Spouse shall be presumed dead as of the Required Distribution Date and any benefit payable to the Participant or Spouse shall be forfeited. In any case, if a claim for a forfeited benefit is subsequently filed by the Participant, Spouse or beneficiary, such benefit shall be reinstated and paid in accordance with Article IV.

          11.9  Notices.  Each Participant, Spouse, and beneficiary shall be
                -------
responsible for furnishing the Committee with the current and proper address for the mailing of notices, reports and benefit payments. Any notice required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks will be suspended until the Participant, Spouse, or beneficiary furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification if the regulations issued under ERISA deem sufficient notice to be given by the posting of notice in appropriate places, or by any other publication device.

                                  APPENDIX A
                         MINIMUM DISTRIBUTION TABLE I


Excess of Age of Participant                               Applicable
over Age of Beneficiary                                    Percentage
- ----------------------------                               ----------
        10 years or less ..............................        100%
        11 ............................................         96%
        12 ............................................         93%
        13 ............................................         90%
        14 ............................................         87%
        15 ............................................         84%
        16 ............................................         82%
        17 ............................................         79%
        18 ............................................         77%
        19 ............................................         75%
        20 ............................................         73%
        21 ............................................         72%
        22 ............................................         70%
        23 ............................................         68%
        24 ............................................         67%
        25 ............................................         66%
        26 ............................................         64%
        27 ............................................         63%
        28 ............................................         62%
        29 ............................................         61%
        30 ............................................         60%
        31 ............................................         59%
        32 ............................................         59%
        33 ............................................         58%
        34 ............................................         57%
        35 ............................................         56%
        36 ............................................         56%
        37 ............................................         55%
        38 ............................................         55%
        39 ............................................         54%
        40 ............................................         54%
        41 ............................................         53%
        42 ............................................         53%
        43 ............................................         53%
        44 and greater ................................         52%


                                   SCHEDULE A

                             ACTUARIAL EQUIVALENTS



        The following assumptions will be used for determining Actuarially Equivalent benefits, except as specified to the contrary in the Plan: 7.5% interest assumption and the 1971 Group Annuity Tables for males set back one (1) year for Participants and set back five (5) years for spouses or other designated beneficiaries.

        Notwithstanding the foregoing, for purposes of determining Acturarially Equivalent single-sum amounts, the following interest rates shall be used:


        (a) If the Actuarial Equivalent single-sum value of a Participant's vested Accrued Benefit using the "applicable interest rate" (as defined below) does not exceed $25,000, the applicable interest rate; or

        (b) If the Actuarial Equivalent single-sum value of a Participant's vested Accrued Benefit using the "applicable interest rate" exceeds $25,000, one hundred twenty percent (120%) of the applicable interest rate.

For purposes of this Schedule A, "applicable interest rate" shall mean the interest rate which would be used as of the Participant's Termination Date by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on plan termination.